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Exhibit 11.1 - Computation of Per Share Earnings


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

                                                   For the Three Months      For the Nine Months
                                                      Ended March, 31,         Ended March 31,
                                                   --------------------      --------------------
                                                   1998          1997        1998           1997
                                                   ----          ----        ----           ----
Basic earnings per common share
        Net income for calculating basic
        earnings per common share............  $1,526,000      $2,036,000   $5,056,000     $5,027,000
                                               ==========      ==========   ==========     ==========
        Average common shares outstanding       4,486,000       4,192,000    4,229,000      3,144,000
                                               ----------      ----------   ----------     ----------

        Basic earnings per common share             $0.34           $0.49        $1.20          $1.60
                                               ==========      ==========   ==========     ==========

Diluted earnings per common share
        Net income for calculating basic
        earnings per common share...           $1,526,000      $2,036,000   $5 056,000     $5,027,000
                                               ==========      ==========   ==========     ==========

        Average common shares outstanding       4,486,000       4,192,000    4,229,000      3,144,000

        Add exercise of options and warrants      149,000            ----      149,000           ----
                                               ----------      ----------   ----------     ----------

        Diluted common shares outstanding       4,635,000       4,192,000    4,378,000      3,144,000
                                               ==========      ==========   ==========     ==========

        Diluted earnings per common share           $0.33           $0.49        $1.16          $1.60
                                               ==========      ==========   ==========     ==========

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